EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statements (Form S-3 Nos. 333-106140, 333-74578, 333-69501, and 333-108141, and Form S-3ASR No. 333-144339) of RF Micro Devices, Inc., and

(2)	Registration Statement (Form S-4 No. 333-146027) of RF Micro Devices, Inc., and

(3)	Registration Statements (Form S-8 Nos. 333-155524, 333-136250, 333-136251, 333-136252, 333-127300, 333-107805, 333-102048, 333-74230, 333-93095, 333-31037, and 333-147432) pertaining to various equity incentive and employee benefit plans of RF Micro Devices, Inc.;
of our report dated May 26, 2009, with respect to the consolidated financial statements and schedule of RF Micro Devices, Inc. and subsidiaries included herein, and our report dated May 26, 2009, with respect to the effectiveness of internal control over financial reporting of RF Micro Devices, Inc. and subsidiaries included herein.

/s/ Ernst & Young LLP
Greensboro, North Carolina
May 26, 2009